                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' REPORT ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors and Stockholders
Engage, Inc.:

     Under the date of September 24, 2001, except for Note 22, which is as of October 4, 2001, we reported on the consolidated balance sheets of Engage, Inc. and subsidiaries as of July 31, 2000 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended July 31, 2001, which are included in the Form 10-K for the year ended July 31, 2001. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of Valuation and Qualifying Accounts in the Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



Boston, Massachusetts
September 24, 2001